                                                                    Exhibit 23.5

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of Eastern Environmental Services, Inc. and to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-25155, filed on October 24, 1988), the Registration Statement on Form S-8 (Post-Effective Amendment No. 2 to Registration No. 33-21251, filed on May 4, 1990), the Registration Statement on Form S-8 (Registration No. 33-37374, filed on October 18, 1990), the Registration Statement on Form S-8 (Registration No. 33-45250, filed on January 27, 1992), the Registration Statement on Form S-3 (Registration No. 333-00283, filed on February 14, 1996), and this Registration Statement on Form S-3 and related Prospectus of Eastern Environmental Services, Inc., of our reports dated December 27, 1996, with respect to the audited financial statements of R&A Bender, Inc., and R&A Bender Properties, Ltd., and of our reports dated January 24, 1997; January 27, 1997; and January 29, 1997 with respect to the compiled financial statements of R&A Bender, Inc., and R&A Bender Properties, LTD., included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated December 10, 1996 (as amended on Form 8-K/A filed February 11, 1997), both filed with the Securities and Exchange Commission.






                                                  /s/ Boyer & Ritter



Chambersburg, Pennsylvania
May 12, 1997